RCI Reports 1Q25 Results, Hosts X Spaces Call at 4:30 PM ET Today
HOUSTON—February 10, 2025—RCI Hospitality Holdings, Inc. (Nasdaq: RICK) today reported results for the fiscal 2025 first quarter ended December 31, 2024. The Company also filed its Form 10-Q today.

Summary Financials (in millions, except EPS)	1Q25	1Q24
Total revenues	$71.5	$73.9
EPS	$1.01	$0.77
Non-GAAP EPS[1]	$0.80	$0.87
Other gains, net	$(2.2)	$0.0
Net cash provided by operating activities	$13.3	$13.6
Free cash flow[1]	$12.1	$12.7
Net income attributable to RCIHH common stockholders	$9.0	$7.2
Adjusted EBITDA[1]	$15.7	$17.5
Weighted average shares used in computing EPS – basic and diluted	8.92	9.37
1 See “Non-GAAP Financial Measures” below.
1Q25 Summary (Comparisons are to the year-ago period unless indicated otherwise)
Eric Langan, President and CEO, said: "Nightclubs total and same-store sales increased, while GAAP and non-GAAP segment operating profit were approximately level with last year, despite the absence of a club due to fire in July. Bombshells total sales declined as expected with the sale/closure of underperforming locations, but GAAP and non-GAAP segment operating profit and margin improved. Consolidated net cash provided by operating activities and free cash flow nearly matched year-ago levels, and we continued to make progress with our Back to Basics 5-Year Capital Allocation Plan."
Back to Basics 5-Year Capital Allocation Plan (FY25-29)
•1Q25: Sale/closure of four underperforming Bombshells segment locations, for a total of five since September 2024.
•1Q25: Repurchased 66,000 common shares for $3.2 million ($48.76 average per share), with 8,889,000 shares outstanding at December 31, 2024.
•2Q25: Acquired Flight Club, the premier gentlemen's club in the Detroit market ($8.0 million for the club and $3.0 million for the real estate). The location is expected to generate an estimated $2.0 million in annualized EBITDA.
•2Q25: Opened an 8,500 square-foot Bombshells in downtown Denver.
X Spaces Conference Call at 4:30 PM ET Today
•Hosted by RCI President and CEO Eric Langan, CFO Bradley Chhay, and Mark Moran of Equity Animal.
•Call link: https://x.com/i/spaces/1zqKVjQVzjLKB (X log in required).
•Presentation link: https://www.rcihospitality.com/investor-relations/.
•To ask questions: Participants must join the X Space using a mobile device.
•To listen only: Participants can access the X Space from a computer.
•There will be no other types of telephone or webcast access.

1Q25 Results (Comparisons are to the year-ago period unless indicated otherwise)
Nightclubs segment: Revenues of $61.7 million increased by 1.1%. Sales primarily reflected a 3.7% increase in same-store sales, three new and reformatted clubs in Texas, and the absence of Baby Dolls Fort Worth due to fire in July.2 By type of revenue, food, merchandise and other increased by 8.6%; alcoholic beverages increased by 3.0%; and service declined by 3.7%.
The quarter included a gain of $1.0 million from additional cash insurance proceeds related to the July fire. Operating income was $20.9 million (33.8% of segment revenues) compared to $20.4 million (33.4%). Non-GAAP operating income, which does not include the gain, was $20.6 million (33.4% of segment revenues) compared to $21.0 million (34.3%).
Bombshells segment: Revenues of $9.6 million declined 24.7%. Sales primarily reflected the sale/closure of underperforming locations, a 7.5% decline in SSS, and a full quarter of the Stafford, TX location, which opened in mid-November 2023.2
The quarter included a gain of $1.3 million for a Bombshells that was sold. Operating income was $2.0 million (20.6% of segment revenues) compared to $86,000 (0.7%). Non-GAAP operating income, which does not include the gain, was $642,000 (6.7% of segment revenues) compared to $149,000 (1.2%).
Corporate segment: Expenses totaled $8.8 million (12.3% of total revenues) compared to $7.1 million (9.6%). Non-GAAP expenses totaled $8.4 million (11.7% of total revenues) compared to $6.6 million (9.0%). The increase reflected an expense of approximately $1.7 million to establish a self-insurance reserve.
Other gains, net of $2.2 million within consolidated operations included the fire insurance proceeds and the gain on sale as discussed in the Nightclubs and Bombshells paragraphs above, respectively.
Income tax expense was $1.85 million compared to $1.80 million. The effective tax rate was 16.9% compared to 19.9%.
Weighted average shares outstanding of 8.92 million decreased 4.8% due to share buybacks.
Debt was $235.5 million at December 31, 2024, compared to $238.2 million at September 30, 2024. The difference primarily reflected scheduled pay downs.
2 See our January 8, 2025, news release on 1Q25 sales for more details.
Non-GAAP Financial Measures
In addition to our financial information presented in accordance with GAAP, management uses certain non-GAAP financial measures, within the meaning of the SEC Regulation G, to clarify and enhance understanding of past performance and prospects for the future. Generally, a non-GAAP financial measure is a numerical measure of a company’s operating performance, financial position or cash flows that excludes or includes amounts that are included in or excluded from the most directly comparable measure calculated and presented in accordance with GAAP. We monitor non-GAAP financial measures because it describes the operating performance of the Company and helps management and investors gauge our ability to generate cash flow, excluding (or including) some items that management believes are not representative of the ongoing business operations of the Company, but are included in (or excluded from) the most directly comparable measures calculated and presented in accordance with GAAP. Relative to each of the non-GAAP financial measures, we further set forth our rationale as follows:
Non-GAAP Operating Income and Non-GAAP Operating Margin. We calculate non-GAAP operating income and non-GAAP operating margin by excluding the following items from income from operations and operating margin: (a) amortization of intangibles, (b) settlement of lawsuits, (c) gains or losses on sale of businesses and assets, (d) gains or losses on insurance, and (e) stock-based compensation. We believe that excluding these items assists investors in evaluating period-over-period changes in our operating income and operating margin without the impact of items that are not a result of our day-to-day business and operations.
Non-GAAP Net Income and Non-GAAP Net Income per Diluted Share. We calculate non-GAAP net income and non-GAAP net income per diluted share by excluding or including certain items to net income or loss attributable to RCIHH common stockholders and diluted earnings per share. Adjustment items are: (a) amortization of intangibles, (b) settlement of lawsuits, (c) gains or losses on sale of businesses and assets, (d) gains or losses on insurance, (e) stock-based compensation, (f) gains or losses on lease termination, and (g) the income tax effect of the above-described adjustments. Included in the income tax effect of the above adjustments is the net effect of the non-GAAP provision for income taxes, calculated at 17.7% and 19.9% effective tax rate of the pre-tax non-GAAP income before taxes for the three months ended December 31, 2024, and 2023, respectively, and the GAAP income tax expense (benefit). We believe that excluding and including such items help management and investors better understand our operating activities.
Adjusted EBITDA. We calculate adjusted EBITDA by excluding the following items from net income or loss attributable to RCIHH common stockholders: (a) depreciation and amortization, (b) income tax expense, (c) net interest expense, (d) settlement of lawsuits, (e) gains or losses on sale of businesses and assets, (f) gains or losses on insurance, (g) stock-based compensation, and (h) gains or losses on lease termination. We believe that adjusting for such items helps management and investors better understand our operating activities. Adjusted EBITDA provides a core operational performance measurement that compares results without the need to adjust for federal, state and local taxes which have considerable variation between domestic jurisdictions. The results are, therefore, without consideration of financing alternatives of capital employed. We use adjusted EBITDA as one guideline to assess our unleveraged performance return on our investments. Adjusted EBITDA is also the target benchmark for our acquisitions of nightclubs.
We also use certain non-GAAP cash flow measures such as free cash flow. Free cash flow is derived from net cash provided by operating activities less maintenance capital expenditures. We use free cash flow as the baseline for the implementation of our capital allocation strategy.
About RCI Hospitality Holdings, Inc. (Nasdaq: RICK) (X: @RCIHHinc)
With more than 60 locations, RCI Hospitality Holdings, Inc., through its subsidiaries, is the country’s leading company in adult nightclubs and sports bars-restaurants. See all our brands at www.rcihospitality.com.
Forward-Looking Statements
This press release may contain forward-looking statements that involve a number of risks and uncertainties that could cause the Company's actual results to differ materially from those indicated, including, but not limited to, the risks and uncertainties associated with (i) operating and managing an adult entertainment or restaurant business, (ii) the business climates in cities where it operates, (iii) the success or lack thereof in launching and building the Company's businesses, (iv) cyber security, (v) conditions relevant to real estate transactions, and (vi) numerous other factors such as laws governing the operation of adult entertainment or restaurant businesses, competition and dependence on key personnel. For more detailed discussion of such factors and certain risks and uncertainties, see RCI's annual report on Form 10-K for the year ended September 30, 2024, as well as its other filings with the U.S. Securities and Exchange Commission. The Company has no obligation to update or revise the forward-looking statements to reflect the occurrence of future events or circumstances.
Media & Investor Contacts
Gary Fishman and Steven Anreder at 212-532-3232 or gary.fishman@anreder.com and steven.anreder@anreder.com.

RCI HOSPITALITY HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share, number of shares, and percentage data)

	For the Three Months Ended
	December 31, 2024		December 31, 2023
	Amount	% of Revenue	Amount	% of Revenue
Revenues
Sales of alcoholic beverages	$32,188	45.0%	$33,316	45.1%
Sales of food and merchandise	10,106	14.1%	10,802	14.6%
Service revenues	24,181	33.8%	25,119	34.0%
Other	5,008	7.0%	4,670	6.3%
Total revenues	71,483	100.0%	73,907	100.0%
Operating expenses
Cost of goods sold
Alcoholic beverages sold	5,846	18.2%	6,281	18.9%
Food and merchandise sold	3,563	35.3%	4,038	37.4%
Service and other	72	0.2%	40	0.1%
Total cost of goods sold (exclusive of items shown below)	9,481	13.3%	10,359	14.0%
Salaries and wages	20,564	28.8%	21,332	28.9%
Selling, general and administrative	26,207	36.7%	25,201	34.1%
Depreciation and amortization	3,569	5.0%	3,853	5.2%
Other gains, net	(2,244)	(3.1)%	(3)	—%
Total operating expenses	57,577	80.5%	60,742	82.2%
Income from operations	13,906	19.5%	13,165	17.8%
Other income (expenses)
Interest expense	(4,152)	(5.8)%	(4,216)	(5.7)%
Interest income	179	0.3%	94	0.1%
Gain on lease termination	979	1.4%	—	—%
Income before income taxes	10,912	15.3%	9,043	12.2%
Income tax expense	1,847	2.6%	1,799	2.4%
Net income	9,065	12.7%	7,244	9.8%
Net income attributable to noncontrolling interests	(41)	(0.1)%	(18)	—%
Net income attributable to RCIHH common shareholders	$9,024	12.6%	$7,226	9.8%

Earnings per share
Basic and diluted	$1.01		$0.77

Weighted average shares used in computing earnings per share
Basic and diluted	8,920,774		9,367,151

RCI HOSPITALITY HOLDINGS, INC.
SEGMENT INFORMATION
(in thousands)

	For the Three Months Ended
	December 31, 2024	December 31, 2023
Revenues
Nightclubs	$61,724	$61,033
Bombshells	9,587	12,731
Other	172	143
	$71,483	$73,907

Income (loss) from operations
Nightclubs	$20,882	$20,369
Bombshells	1,971	86
Other	(171)	(196)
Corporate	(8,776)	(7,094)
	$13,906	$13,165

RCI HOSPITALITY HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	For the Three Months Ended
	December 31, 2024	December 31, 2023
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$9,065	$7,244
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,569	3,853
Deferred income tax benefit	(389)	—
Gain on sale of businesses and assets	(1,463)	(3)
Amortization and writeoff of debt discount and issuance costs	63	163
Doubtful accounts expense on notes receivable	—	22
Gain on insurance	(1,150)	—
Noncash lease expense	658	762
Stock-based compensation	470	470
Changes in operating assets and liabilities, net of business acquisitions:
Receivables	2,373	1,229
Inventories	(4)	(218)
Prepaid expenses, other current, and other assets	(598)	(9,029)
Accounts payable, accrued, and other liabilities	750	9,140
Net cash provided by operating activities	13,344	13,633
CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from sale of businesses and assets	129	—
Proceeds from insurance	1,150	—
Proceeds from notes receivable	71	55
Payments for property and equipment and intangible assets	(5,754)	(5,135)
Net cash used in investing activities	(4,404)	(5,080)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from debt obligations	2,963	701
Payments on debt obligations	(5,694)	(6,352)
Purchase of treasury stock	(3,218)	(2,072)
Payment of dividends	(623)	(562)
Payment of loan origination costs	—	(136)
Net cash used in financing activities	(6,572)	(8,421)
NET INCREASE IN CASH AND CASH EQUIVALENTS	2,368	132
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	32,350	21,023
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$34,718	$21,155

RCI HOSPITALITY HOLDINGS, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands)

	December 31, 2024	September 30, 2024
ASSETS
Current assets
Cash and cash equivalents	$34,718	$32,350
Receivables, net	3,519	5,832
Inventories	4,640	4,676
Prepaid expenses and other current assets	4,226	4,427
Total current assets	47,103	47,285
Property and equipment, net	282,621	280,075
Operating lease right-of-use assets, net	25,573	26,231
Notes receivable, net of current portion	4,103	4,174
Goodwill	61,911	61,911
Intangibles, net	162,881	163,461
Other assets	2,026	1,227
Total assets	$586,218	$584,364

LIABILITIES AND EQUITY
Current liabilities
Accounts payable	$5,010	$5,637
Accrued liabilities	20,514	20,280
Current portion of debt obligations, net	17,788	18,871
Current portion of operating lease liabilities	3,008	3,290
Total current liabilities	46,320	48,078
Deferred tax liability, net	22,304	22,693
Debt, net of current portion and debt discount and issuance costs	217,741	219,326
Operating lease liabilities, net of current portion	27,471	30,759
Other long-term liabilities	3,611	398
Total liabilities	317,447	321,254

Commitments and contingencies

Equity
Preferred stock	—	—
Common stock	89	90
Additional paid-in capital	58,731	61,511
Retained earnings	210,160	201,759
Total RCIHH stockholders' equity	268,980	263,360
Noncontrolling interests	(209)	(250)
Total equity	268,771	263,110
Total liabilities and equity	$586,218	$584,364

RCI HOSPITALITY HOLDINGS, INC.
NON-GAAP FINANCIAL MEASURES
(in thousands, except per share and percentage data)

	For the Three Months Ended
	December 31, 2024	December 31, 2023
Reconciliation of GAAP net income to Adjusted EBITDA
Net income attributable to RCIHH common stockholders	$9,024	$7,226
Income tax expense (benefit)	1,847	1,799
Interest expense, net	3,973	4,122
Depreciation and amortization	3,569	3,853
Settlement of lawsuits	179	—
Gain on sale of businesses and assets	(1,406)	(3)
Gain on insurance	(1,017)	—
Stock-based compensation	470	470
Gain on lease termination	(979)	—
Adjusted EBITDA	$15,660	$17,467

Reconciliation of GAAP net income to non-GAAP net income
Net income attributable to RCIHH common stockholders	$9,024	$7,226
Amortization of intangibles	580	659
Settlement of lawsuits	179	—
Stock-based compensation	470	470
Gain on sale of businesses and assets	(1,406)	(3)
Gain on insurance	(1,017)	—
Gain on lease termination	(979)	—
Net income tax effect	310	(220)
Non-GAAP net income	$7,161	$8,132

Reconciliation of GAAP diluted earnings per share to non-GAAP diluted earnings per share
Diluted shares	8,920,774	9,367,151
GAAP diluted earnings per share	$1.01	$0.77
Amortization of intangibles	0.07	0.07
Settlement of lawsuits	0.02	0.00
Stock-based compensation	0.05	0.05
Gain on sale of businesses and assets	(0.16)	0.00
Gain on insurance	(0.11)	0.00
Gain on lease termination	(0.11)	0.00
Net income tax effect	0.03	(0.02)
Non-GAAP diluted earnings per share	$0.80	$0.87

	For the Three Months Ended
	December 31, 2024	December 31, 2023
Reconciliation of GAAP operating income to non-GAAP operating income
Income from operations	$13,906	$13,165
Amortization of intangibles	580	659
Settlement of lawsuits	179	—
Stock-based compensation	470	470
Gain on sale of businesses and assets	(1,406)	(3)
Gain on insurance	(1,017)	—
Non-GAAP operating income	$12,712	$14,291

Reconciliation of GAAP operating margin to non-GAAP operating margin
GAAP operating margin	19.5%	17.8%
Amortization of intangibles	0.8%	0.9%
Settlement of lawsuits	0.3%	0.0%
Stock-based compensation	0.7%	0.6%
Gain on sale of businesses and assets	(2.0)%	0.0%
Gain on insurance	(1.4)%	0.0%
Non-GAAP operating margin	17.8%	19.3%

Reconciliation of net cash provided by operating activities to free cash flow
Net cash provided by operating activities	$13,344	$13,633
Less: Maintenance capital expenditures	1,276	983
Free cash flow	$12,068	$12,650

RCI HOSPITALITY HOLDINGS, INC.
NON-GAAP SEGMENT INFORMATION
($ in thousands)

	For the Three Months Ended December 31, 2024
	Nightclubs	Bombshells	Other	Corporate	Total
Income (loss) from operations	$20,882	$1,971	$(171)	$(8,776)	$13,906
Amortization of intangibles	574	1	—	5	580
Settlement of lawsuits	179	—	—	—	179
Stock-based compensation	—	—	—	470	470
Loss (gain) on sale of businesses and assets	16	(1,330)	—	(92)	(1,406)
Gain on insurance	(1,017)	—	—	—	(1,017)
Non-GAAP operating income (loss)	$20,634	$642	$(171)	$(8,393)	$12,712

GAAP operating margin	33.8%	20.6%	(99.4)%	(12.3)%	19.5%
Non-GAAP operating margin	33.4%	6.7%	(99.4)%	(11.7)%	17.8%

	For the Three Months Ended December 31, 2023
	Nightclubs	Bombshells	Other	Corporate	Total
Income (loss) from operations	$20,369	$86	$(196)	$(7,094)	$13,165
Amortization of intangibles	591	63	—	5	659
Stock-based compensation	—	—	—	470	470
Gain on sale of businesses and assets	(1)	—	—	(2)	(3)
Non-GAAP operating income (loss)	$20,959	$149	$(196)	$(6,621)	$14,291

GAAP operating margin	33.4%	0.7%	(137.1)%	(9.6)%	17.8%
Non-GAAP operating margin	34.3%	1.2%	(137.1)%	(9.0)%	19.3%